EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 77 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 033-01121) of my opinion dated July 27, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 57.

/s/ Kathryn A. McElroy
Kathryn A. McElroy, Esq.

July 27, 2020

Boston, Massachusetts